Lease of Warehouse


     This Lease made and executed this 9th day of May, 1997, by and between SARAH C. LEER, hereinafter called "LESSOR", and WEATHERLY CONSUMER PRODUCTS, INC., hereinafter called "LESSEE".

                              W I T N E S S E T H:

     The address of the Lessor for all purposes is:

     Sarah C. Leer, P.O. Box 606, Paris, Kentucky 40361.

     The address of the Lessee for all purposes is:

     Weatherly Consumer Products, Inc. c/o Easy Gardener, Inc. P.O. Box 21025, Waco, Texas 76702-1025.

1. The premises leased consist of all of the old Bourbon Warehouse located at Astro Street, Paris, Kentucky.

2. The term of this Lease shall be for one year from the date of execution, provided however, that Lessee shall have the option to terminate this Lease upon 60 days notice in writing to the Lessor.

3. The monthly rental for the premises shall be $5,416.66 per month payable to the Lessor at the address shown above on or about the 15th of each month.

     In the event that during the term of this Lease the ad valorem taxes and/or the cost of the premium for the present amount of insurance coverage should increase from time to time, then the rental shall be increased by such amounts as exceed 10% of the taxes and insurance at the time of execution of this Lease. Lessor shall give prompt written notice and full documentation of any such increase to the Lessee, and the rent shall thereafter be adjusted accordingly.

4. The Lessor shall maintain the roof of the premises in good order. The Lessee shall promptly notify the Lessor in writing of any defects or leaks which might develop in the roof.

     During the year 1995, 1/4 of the roof was replaced, and Lessor now agrees to replace the remaining 3/4ths of the roof, in equal parts in the years 1996, 1997 and 1998.

     The Lessee shall maintain the rest of the premises and keep them in good order; provided, however, that any damages or defects in the upper floor blacktop flooring which might occur, but which are not caused by Lessee's operation and use, shall be repaired by the Lessor.



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5. The Lessee shall use the premises for the purpose of storage of plant food spikes and other consumer products and packaging and raw materials and production and material handling machinery and company files and records, and for no other purpose without the written consent of the Lessor.

6. The Lessee agrees to commit no waste on the premises and not permit a nuisance to be committed or to be maintained thereon and to return possession thereof at the termination of the Lease in the same condition as when possession was delivered to the Lessor, natural wear and tear excepted.

7. The Lessor shall have the right of entry on the leased premises at any time for the purpose of inspecting the same and for the further purposes of making any repairs thereto that the Lessor may desire so long as such action does not unreasonably interfere with the Lessee's use of the premises. Lessor will notify Lessee by phone prior to making such entry.

8. The Lessee covenants and agrees to keep the premises at all times in a clean and sanitary condition, not to permit waste or debris to accumulate.

9. The Lessee shall at its expense provide liability insurance covering the leased premises including all improvements, approaches, sidewalks, parking lots and grounds in at least the sum of $200,000.00 any one person and $500,000.00 any one accident and $50,000.00 property damage with both Lessor and Lessee as named insureds therein; and such insurance as it shall desire upon all its property located on the leased premises.

10. The Lessee shall, prior to termination of any term of this Lease remove all personal property of the Lessee. In the event Lessee so fails to remove personal property after termination of any term of the Lease, the Lessor may remove and store such, the Lessee to bear the costs of such removal and storage and the Lessor shall not be responsible to the Lessee for the loss or damage to such property caused by such removal and storage.

11. The Lessor assumes all property located in the premises to be that of the Lessee even though said property has been traded sold or given to a third party.

12. The Lessor shall not be responsible to the Lessee for any loss or damage to any of the property of the Lessee while situated on the leased premises unless such loss or damage is occasioned by the negligent acts of the Lessor, its agents or employees.

13. In the event the leased premises are destroyed or damaged by fire or other casualty without fault or negligence on Lessee's part or due to structural defect of the premises or defect in Lessor installed plumbing or electrical equipment to the extent


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that they cannot be used by the Lessee for the intended purpose, the rent herein contemplated shall abate until the premises are restored to a usable condition by the Lessor. The Lessor or the Lessee in the event of such destruction or damage may, however, elect to terminate the Lease an the Lessor shall be under no obligation to the Lessee to so restore or rebuild.

14. Lessee shall pay all utilities.

15. The Lessee agrees in the event of condemnation of this building by city, county, state or Federal government or any of their agencies to comply with such condemnation procedures and release the Lessor of any and all obligations that might be remaining on this Lease.

16. The Lessee may sublease all or part of the premises or assign this Lease to another tenant with the express written approval of the Lessor. Such approval will be upon reasonable terms and will not be unreasonably withheld.


                                                  /s/ SARAH C. LEER
                                             ----------------------------------
                                             SARAH C. LEER

                                             WEATHERLY CONSUMER PRODUCTS, INC.


                                             By:  /s/ Sheila B. Jones
                                                -------------------------------
                                             Name:  Sheila B. Jones
                                             Title: VP Operations

Prepared By:


     /s/ Henry Prewitt\
---------------------------
Henry Prewitt
Attorney at Law
P.O. Box 350
Paris, Kentucky 40362-0350


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